

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary  financial  information  extracted form the balance sheet of CNL income Fund III,  Ltd. at june 30, 2000,  and its statement of income for the six months  then ended and is  qualified  in its  entirety  by reference to the Form 10-Q of CNL income Fund III, Ltd. for the six months ended
June 30, 2000.
</LEGEND>

<PERIOD-TYPE>                                  6-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   JUN-30-2000
<CASH>                                         787,947
<SECURITIES>                                   0
<RECEIVABLES>                                  20,115
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0<F1>
<PP&E>                                         14,544,285
<DEPRECIATION>                                 2,916,595
<TOTAL-ASSETS>                                 16,129,040
<CURRENT-LIABILITIES>                          0<F1>
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     15,293,165
<TOTAL-LIABILITY-AND-EQUITY>                   16,129,040
<SALES>                                        0
<TOTAL-REVENUES>                               895,737
<CGS>                                          0
<TOTAL-COSTS>                                  289,280
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                692,222
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            692,222
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   692,222
<EPS-BASIC>                                  0
<EPS-DILUTED>                                  0

<F1> Due to the nature of its  industry,  CNL Income Fund III,  Ltd. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.

